As filed with the Securities and Exchange Commission on February 8, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	20-5339741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

McLeodUSA Incorporated 2006 Omnibus Equity Plan

(Full title of the plan)

Arunas A. Chesonis

Chairman, President and Chief Executive Officer

PAETEC Holding Corp.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

(Name and address of agent for service)

(585) 340-2500

(Telephone number, including area code, of agent for service)

Copies to:

Richard J. Parrino, Esq.

Hogan & Hartson L.L.P.

8300 Greensboro Drive

McLean, Virginia 22102

(703) 610-6100

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $.01	3,575,000	(2)	$7.43	(3)	$26,562,250	(3)	$1,044

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers, in addition to the number of shares of the common stock, par value $.01 per share, of the Registrant (“Common Stock”) shown in the table, an indeterminate number of shares of Common Stock which, by reason of certain events specified in the McLeodUSA Incorporated 2006 Omnibus Equity Plan (the “Plan”), may become subject to issuance pursuant to the Plan.

(2)	Represents the approximate number of shares of Common Stock subject to options outstanding under the Plan, as assumed by the Registrant.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by PAETEC Holding Corp., a Delaware corporation (the “Registrant”), in connection with the Agreement and Plan of Merger, dated as of September 17, 2007 and amended as of December 18, 2007 (the “Merger Agreement”), among the Registrant, McLeodUSA Incorporated, a Delaware corporation (“McLeodUSA”), and PS Acquisition Corp., a Delaware corporation, pursuant to which PS Acquisition Corp. merged with and into McLeodUSA (the “Merger”), with McLeodUSA continuing as the surviving corporation of the Merger. The Merger became effective on February 8, 2008, at which time the Registrant assumed the McLeodUSA Incorporated 2006 Omnibus Equity Plan (the “Plan”) and each outstanding award granted under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). According to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a)	Prospectus dated December 31, 2007 that forms part of Registration Statement on Form S-4 (File No. 333-148271) filed with the SEC on January 2, 2008 pursuant to Rule 424(b) under the Securities Act.

(b)	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

(c)	Current Reports on Form 8-K filed with the SEC on March 1, 2007, March 2, 2007 (other than Item 9.01(a) thereof and Exhibit 99.1 thereto, which shall not be incorporated by reference in this registration statement), March 22, 2007, March 28, 2007, June 19, 2007, June 28, 2007, July 10, 2007, September 17, 2007, September 25, 2007, October 12, 2007, November 6, 2007 (as amended by Current Report on Form 8-K/A filed with the SEC on January 15, 2008), December 19, 2007, December 21, 2007, January 30, 2008 and February 8, 2008.

(d)	Description of the Registrant’s common stock contained in Current Report on Form 8-K filed with the SEC on March 2, 2007, and all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation. The Registrant’s restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. Nothing contained in such provision, however, will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Bylaws. The Registrant’s amended and restated bylaws provide for the indemnification of the officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. The bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, any civil or criminal action, suit or administrative or investigative proceeding by reason of the fact that such person is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit or other entity, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law against all liability and loss suffered and all expenses reasonably incurred, including reasonable attorneys’ fees, by such person in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be not opposed to the best interests of the Registrant and had no reason to believe that such person’s conduct was illegal.

Insurance. The Registrant maintains directors’ and officers’ liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Merger Agreement Provisions. The Agreement and Plan of Merger among the Registrant, PAETEC Corp., a Delaware corporation (“PAETEC”), US LEC Corp., a Delaware corporation (“US LEC”), WC Acquisition Sub U Corp., a Delaware corporation, and WC Acquisition Sub P Corp., a Delaware corporation, dated as of August 11, 2006 and amended as of December 22, 2006 and February 6, 2007 (the “Merger Agreement”), provides that, for at least six years after the effective time of the mergers referred to therein (the “Mergers”), the Registrant and PAETEC will indemnify and hold harmless, and provide advancement of expenses to, all present and former officers and directors of PAETEC and its subsidiaries with respect to acts or omissions occurring before the effective time of the Mergers, including those relating to the transactions contemplated by the Merger Agreement, to the fullest extent permitted by applicable laws. Similarly, for at least six years after the effective time of the Mergers, the Registrant and US LEC will indemnify and hold harmless, and provide advancement of expenses to, all present and former officers and directors of US LEC and its subsidiaries with respect to acts or omissions occurring before the effective time of the Mergers, including those relating to the transactions contemplated by the Merger Agreement, to the fullest extent permitted by applicable law. After the Mergers, the Registrant, PAETEC and US LEC will also fulfill and honor the obligations of PAETEC and US LEC under any indemnification agreements between PAETEC and US LEC, respectively, and its present or former directors, officers and employees.

The Merger Agreement requires the Registrant to use reasonable best efforts, subject to conditions, to cause to be maintained for a period of six years after the effective time of the Mergers the directors’ and officers’ and fiduciary liability insurance policies maintained by PAETEC, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than such policies, with respect to facts or events occurring before the effective time of the Mergers, including events relating to the transactions contemplated by the Merger Agreement.

The Merger Agreement also requires the Registrant to use reasonable best efforts, subject to conditions, to cause to be maintained for a period of six years after the effective time of the Mergers the directors’ and officers’ and fiduciary liability insurance policies maintained by US LEC, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than such policies, with respect to facts or events occurring before the effective time of the Mergers, including events relating to the transactions contemplated by the Merger Agreement.

If the Registrant, PAETEC or US LEC or any of their respective successors or assigns consolidates with or merges into any other person or entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or transfers all or substantially all of its properties or assets to any person or entity, then, in each case, the Registrant, PAETEC or US LEC will be required to take such action as may be necessary so that such person or entity will assume all of the foregoing indemnification and insurance obligations.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Registrant herewith files the exhibits identified below.

Exhibit No.	Description of Exhibit
4.1	Specimen of the common stock, par value $.01 per share, of the Registrant. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-138594) and incorporated herein by reference.

*5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

*10.1	McLeodUSA Incorporated 2006 Omnibus Equity Plan.

*23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding the financial statements of PAETEC Corp.

*23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding the financial statements of US LEC Corp.

*23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding the financial statements of McLeodUSA Incorporated.

*23.4	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of McLeodUSA Incorporated.

*23.5	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).

*	Filed herewith.

Item 9.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on February 8, 2008.

PAETEC Holding Corp.

By:	/s/ Keith M. Wilson
Keith M. Wilson
Executive Vice President and Chief Financial Officer (Duly Authorized Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Arunas A. Chesonis, Keith M. Wilson, and Charles E. Sieving, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of February 8, 2008 by the following persons in the capacities indicated.

Name	Title

/s/ Arunas A. Chesonis Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Keith M. Wilson Keith M. Wilson	Director and Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Algimantas K. Chesonis Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Richard T. Aab Richard T. Aab	Vice Chairman of the Board

/s/ H. Russell Frisby, Jr. H. Russell Frisby, Jr.	Director

/s/ Tansukh V. Ganatra Tansukh V. Ganatra	Director

/s/ James A. Kofalt James A. Kofalt	Director

/s/ Michael C. Mac Donald Michael C. Mac Donald	Director

/s/ William R. McDermott William R. McDermott	Director

/s/ Mark Zupan Mark Zupan	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Specimen of the common stock, par value $.01 per share, of the Registrant. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-138594) and incorporated herein by reference.

*5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

*10.1	McLeodUSA Incorporated 2006 Omnibus Equity Plan.

*23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding the financial statements of PAETEC Corp.

*23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding the financial statements of US LEC Corp.

*23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding the financial statements of McLeodUSA Incorporated.

*23.4	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of McLeodUSA Incorporated.

*23.5	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).

*	Filed herewith.